CONVERSION SERVICES INTERNATIONAL, INC. ACQUIRES DELEEUW ASSOCIATES, INC.

East Hanover, New Jersey (February 24, 2004) -- Conversion Services International, Inc. (CSI - The Center for Data Warehousing) (OTC Bulletin Board:
CSII.OB) ("CSI"), a leading provider of management consulting, business intelligence and data warehousing services and solutions for Global 1000 and other businesses, announced today that it acquired DeLeeuw Associates, Inc. The terms of the transaction were not disclosed.

DeLeeuw Associates, based in Wayne, N.J., is a management consulting firm specializing in integration, reengineering and project management for financial services firms. Their associates have significant experience delivering value in large-scale, fast-paced projects within all financial services sectors and functional areas. DeLeeuw Associates has managed and supported some of the largest merger projects in the history of the financial services industry.

With over 30 consultants engaged in their Lean and Six Sigma methodology, DeLeeuw Associates provides their clients with rapid, quality results. They leverage Lean to combine process speed and deployment benefits with increased customer satisfaction, reduced costs, and improved revenues and profits. Their clients include Bank of America, TD Waterhouse and Bank One.

"DeLeeuw Associates is a strategic fit for CSI. We anticipate leveraging each Company's complimentary services within the financial services industry. We have already begun the process of introducing Lean & Six Sigma into our current service offerings," stated Scott Newman, CEO of CSI.

Founded in 1991 by CEO, Bob DeLeeuw, the Company enjoys a stellar reputation for the value that they supply. Bob currently serves as a member of the Editorial Advisory Board of Bank Technology News and has been published in American Banker, Mortgage Banking Magazine, The Journal of Consumer Lending and Bank Technology News. He has been a guest speaker at the Bank Administration Institute, Mortgage Banking and other industry conferences.

"We look forward to joining CSI as we strongly believe in their business plan and vision for the next several years. Their experienced management team and sales force were very attractive to us," stated Bob DeLeeuw.

ABOUT CONVERSION SERVICES INTERNATIONAL, INC.

Conversion Services International, Inc. is a leading provider of a new category of professional services that embraces IT management consulting, data warehousing, business intelligence consulting and e-Business solutions. CSI offers an array of products and services to help companies define, develop and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include Verizon Wireless, Morgan Stanley, Pfizer, Goldman Sachs, Merck and Standard & Poor's.


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NOTE ON FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements relating to the business, operations and strategies of CSI that are based on current expectations, estimates and projections. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and CSI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. CSI's actual results may differ from the forward-looking statements for many reasons, including: the business decisions of its clients regarding the use of its services; the timing of projects and their termination; the availability of talented professionals to provide CSI's services; the pace of technological change; the strength of CSI's joint marketing relationships and the actions of current or future competitors. In addition, these statements could be affected by domestic and international economic, political and other conditions such as terrorism or war.


Contact: Mitchell Peipert, Vice President and Chief Financial Officer Conversion Services International, Inc.
           973-560-9400 x 2088
           MPEIPERT@CSIWHQ.COM